Exhibit 4.11

Execution Copy

COLLATERAL AGREEMENT

(Interim Notes)

dated as of

December 7, 2009

Among

FIBERTOWER CORPORATION,

the Subsidiaries of FIBERTOWER CORPORATION
from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

THIS COLLATERAL AGREEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 7, 2009, AMONG THE COLLATERAL AGENT, THE TRUSTEE (AS DEFINED HEREIN) AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE GRANTORS (AS DEFINED HEREIN), AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.

i

Table of Contents
(Continued)

Schedules

Schedule I	Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings
Schedule V	UCC Information
Schedule VI	Commercial Tort Claims, Chattel Paper and Instruments

ii

Table of Contents
(Continued)

Page

Exhibits

Exhibit A	Form of Supplement
Exhibit B-1	Form of Security Agreement — Patents
Exhibit B-2	Form of Security Agreement — Trademarks
Exhibit B-3	Form of Security Agreement — Copyrights

iii

COLLATERAL AGREEMENT dated as of December 7, 2009 (this “Agreement”), among FIBERTOWER CORPORATION, a Delaware limited liability company (the “Borrower”), the subsidiaries of the Borrower from time to time party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.            Reference is made to the Indenture dated as of December 7, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Borrower, certain Subsidiaries of the Borrower party thereto, and Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”), governing those certain 9.00% Mandatorily Redeemable Convertible Senior Secured Notes Due 2012 (the “Notes”).

B.            The Holders (such term and each other capitalized term used but not defined in these preliminary statements have the meanings given or ascribed to them in Article I) have agreed to acquire the Notes pursuant to the Exchange Offer (as defined in the Indenture) or to purchase the Notes, in each case pursuant to, and upon the terms and conditions specified in, the Indenture and/or the Exchange Offer.  The Indenture requires, and the Exchange Offer contemplates, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01             Indenture.  (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Indenture.  The terms “Account”, “Commercial Tort Claim”, “Chattel Paper”, “Deposit Account”, “Document”, “Equipment”, “General Intangible”, “Payment Intangible”, “Good”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Supporting Obligations” and “Proceeds”, and all other terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein.  The term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)           The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

(c)           Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(8) and (9) of the Indenture.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Closing Date” shall mean the Exchange Offer Completion Date.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those listed on Schedule III and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Excluded Property” shall mean:

(a)           Excluded Assets (only for so long as such assets or rights constitute Excluded Assets);

(b)           any voting Equity Interests in any Foreign Subsidiary in excess of 66% of all voting Equity Interests in such Foreign Subsidiary;

(c)           (i) the public interest in the underlying spectrum of any FCC License and (ii) any FCC License, to the extent, but only to the extent, that any law, regulation, permit, order, policy, decision or decree of any governmental authority in effect at the time applicable thereto prohibits the creation of a security interest therein, provided, however, that (x) the present and future value to the Grantors of such FCC Licenses, and the right to receive any payment of money in respect of (including on account of the transfer, assignment or disposition of) such FCC Licenses or any present or future value to the Grantors of such FCC Licenses (including, without limitation, general intangibles in respect of such FCC Licenses or the value to the Grantors thereof for money due or to become due to the Grantors or their respective representatives or successors in respect of any of the foregoing), (y) any Proceeds, products, offspring, accessions, rents, profits, income or benefits to the Grantors of all FCC Licenses or any present or future value to the Grantors of all FCC Licenses, and (z) to the maximum extent not prohibited by law, all rights incident or appurtenant to the FCC Licenses, shall not constitute Excluded Property, but shall constitute Collateral hereunder, provided further, however, that in the event that such law, regulation, permit, order, policy, decision or decree shall be amended, modified or interpreted to permit (or shall be replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the creation of a security interest in such FCC License, such FCC License will automatically be deemed to be a part of the Collateral (and shall cease to be Excluded Property).

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Property.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“Foreign Subsidiary” shall mean (i) a Subsidiary treated as a corporation for U.S. federal income tax purposes that is formed or incorporated outside of the United States, (ii) a Subsidiary substantially all of whose assets consist, directly or indirectly, of Subsidiaries described in clause (i) of this definition, (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 66% of the voting stock of a Subsidiary described in clauses (i) or (ii) of this definition or (iv) a Subsidiary of any of the foregoing.

“Grantors” shall mean the Borrower and the Guarantors.

“Indenture” shall have the meaning assigned to such term in the preliminary statement.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” shall mean that certain Omnibus Intercreditor Agreement, dated as of December 7, 2009, among the Collateral Agent, the Trustee and the other creditors party thereto from time to time, and the Grantors, as amended or otherwise modified from time to time in accordance with the provisions thereof.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Property) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“Holders” shall mean, collectively, the holders of the Notes.

“Majority Holders” shall mean the holders of a majority in aggregate principal amount of the Notes outstanding at any time of determination.

“Note Document Obligations” shall mean the unpaid principal of and interest on the Notes and all other Note Obligations and other obligations and liabilities of the Borrower or any Guarantor to the Trustee, Collateral Agent, or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, any other Note Document and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Trustee, Collateral Agent, or any Holder that are required to be paid pursuant hereto or any other Note Document and including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or a Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” shall have the meaning assigned to such term in the preliminary statement.

“Obligations” shall mean the Note Obligations and all other Note Document Obligations, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean, (a) to the extent the same do not constitute Excluded Property, (i) the Equity Interests owned by any Grantor (including all such Equity Interests listed on Schedule II) and (ii) any other Equity Interest obtained in the future by such Grantor and (b) the certificates, if any, representing all such Equity Interests.

“Secured Parties” shall mean (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Obligor under any Note Document and (e) the permitted successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 3.01(a).

“Termination Date” shall mean the date upon which the Notes, together with all interest and other non-contingent Obligations, have been paid in full in cash.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“Trustee” shall have the meaning assigned to such term in the preliminary statements.

ARTICLE II

[Reserved]

ARTICLE III

Security Interests in Personal Property

SECTION 3.01             Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest and lien (the “Security Interest”), in and on all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Commercial Tort Claims set forth on Schedule VI hereto;

(iii)          all Chattel Paper;

(iv)          all Deposit Accounts;

(v)           all Documents;

(vi)          all Equipment;

(vii)         all FCC Licenses (except solely to the extent prohibited by applicable law (it being understood and acknowledged that as of the date hereof applicable law does not permit the grant of a security interest directly in an FCC License or the public interest in the underlying spectrum)) and (i) the present and future value to the Grantors of such FCC Licenses, and the right to receive any payment of money in respect of (including on account of the transfer, assignment or disposition of) such FCC Licenses or any present or future value to the Grantors of such FCC Licenses (including, without limitation, general intangibles in respect of such FCC Licenses or the value to the Grantors thereof for money due or to become due to the Grantors or their respective representatives or successors in respect of any of the foregoing), (ii) any Proceeds, products, offspring, accessions, rents, profits, income or benefits to the Grantors of all FCC Licenses or any present or future value to the Grantors of all FCC Licenses, and (iii) to the maximum extent not prohibited by law, all other rights incident or appurtenant to the FCC Licenses;

(viii)        all General Intangibles;

(ix)           all Payment Intangibles;

(x)            all Goods;

(xi)           all Instruments;

(xii)          all Inventory;

(xiii)         all Investment Property;

(xiv)        all Intellectual Property;

(xv)         all Letter-of-Credit Rights;

(xvi)        all Pledged Collateral;

(xvii)       all books and records pertaining to the Collateral;

(xviii)      all Supporting Obligations; and

(xix)         to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding the foregoing, the Security Interest shall not extend to, and the term “Collateral” (and any component definition thereof) shall not include, any Excluded Property.

(b)           Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction and in any relevant office any (i) financing statements with respect to the Collateral or any part thereof and amendments thereto that (A) indicate the Collateral as all assets of such Grantor or words of similar effect, and (B) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) in addition to the foregoing and to the documents referred to below, all other documents as may be necessary or appropriate for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor if permitted by applicable law, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party, together with all information necessary or appropriate to be filed therewith.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request.  The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings and other documents to the Borrower.

(c)           The Collateral Agent is further irrevocably authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings to the Borrower.

(d)           The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.  Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a shareholder of any corporation, as a member of any limited liability company or as a partner of any partnership, neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall exercise its rights and remedies and become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

SECTION 3.02             Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)           Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(b)           Uniform Commercial Code financing statements containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties by the Grantors for filing in each governmental office specified on Schedule IV hereof (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings required by Section 5.20 of the Indenture), which are all the filings (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, in the case of filings, recordings or registrations required by Section 5.20 of the Indenture) to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof).  Each Grantor represents and warrants that, to the extent the Collateral consists of United States Patents, United States registered Trademarks and United States registered Copyrights, a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the forms attached hereto as Exhibits B-1, B-2 and B-3, and containing a description of all such Collateral has been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all such Collateral.

(c)           The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b)(i), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Senior Liens.

(d)           Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(e)           The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities issued by a Grantor or a Subsidiary of a Grantor, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(f)            Schedule V correctly sets forth as of the Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address and, if different, the chief executive office address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor.  As of the Closing Date, Schedule V hereto sets forth a list of any other corporate or organizational names each Grantor has had in the past four months, together with the date of the relevant change.  As of the Closing Date, Schedule V hereto sets forth a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition or change in form, nature or jurisdiction of organization or otherwise at any time in the last four months.  Except as set forth in Schedule V, as of the Closing Date no Grantor has changed its jurisdiction of organization at any time during the past four months.

(g)           The Collateral is owned or, in the case of FCC Licenses, held by the Grantors free and clear of any Lien, except for Permitted Liens.

(h)           Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia, or (ii) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia.

(i)            As of the Closing Date, no Grantor holds (i) any Commercial Tort Claims or (ii) any interest in any Chattel Paper or Instruments, in each case, in an amount in excess of $250,000 individually, except as described in Schedule VI hereto.

(j)            Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns as of the date hereof.

SECTION 3.03             Covenants.

(a)           Each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend its right, interest and title in and to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien that does not constitute a Permitted Senior Lien.

(b)           Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and other documents and take all actions necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements or other documents in connection herewith or therewith, including but not limited to any actions as the Collateral Agent may from time to time reasonably deem necessary.

(c)           If an Event of Default has occurred and is continuing, at its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral that (i) constitute a Permitted Senior Lien or (ii) do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Note Documents.

(d)           Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 3.04             Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)           Instruments and Tangible Chattel Paper.  If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper in excess of $100,000 individually or in the aggregate when considered together with Instruments or Tangible Chattel Paper, as the case may be, arising from related transactions, such Grantor shall, within 30 days following such acquisition (or such longer period as to which the Collateral Agent may consent in writing), endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b)           Investment Property.  Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor shall, within 30 days following such acquisition (or such longer period as to which the Collateral Agent may consent in writing), endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default.  Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Collateral Agent in accordance with the terms of the Indenture and endorsed to the Collateral Agent or endorsed in blank.

(c)           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $250,000 individually, the Grantor shall, within 30 days following such acquisition (or such longer period as to which the Collateral Agent may consent in writing), notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(d)           Security Interests in Property of Account Debtors.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $100,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees of the Account Debtor or other Person granting the security interest.

(e)           Securities Accounts; Deposit Accounts.  The Grantors shall enter into account control agreements governing each Securities Account and Deposit Account constituting Collateral, granting to the Collateral Agent Control over such Securities Accounts and Deposit Accounts, such agreements to be in form and substance reasonably satisfactory to the Collateral Agent, and the Grantors shall have no Securities Account or Deposit Account not subject to such an account control agreement, in each case except for (i) Deposit Accounts and Securities Accounts, the aggregate amount on deposit in which does not at any time exceed $100,000, and (ii) payroll and tax withholding accounts maintained as such in the ordinary course of business.

SECTION 3.05             Voting Rights; Dividends and Interest, Etc.  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice that it is exercising its rights or remedies under this Agreement:

(a)           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Note Documents and applicable law.

(b)           The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c)           Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, this Agreement (including without limitation Section 4.01 hereof), the other Note Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent) within 30 days following the receipt thereof (or such longer period as to which the Collateral Agent may consent in writing).

SECTION 3.06             Additional Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d)           Each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(e)           Each Grantor agrees that, should it obtain an ownership or other interest in any United States federal registrations and pending United States federal applications for Trademarks, Patents and Copyrights after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement.  Within 30 days following such acquisition (or such longer period as to which the Collateral Agent may consent in writing), the relevant Grantor shall sign and deliver to the Collateral Agent an appropriate short form security agreement (of the type described in the last sentence of Section 3.02(b)) with respect to such After-Acquired Intellectual Property, to the extent that such After-Acquired Intellectual Property is not covered by any previous such short form security agreement signed and delivered by it.

ARTICLE IV

Remedies

SECTION 4.01             Pledged Collateral.  (a) Upon the occurrence and during the continuance of an Event of Default and with notice to the Borrower, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent.  Upon the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, the Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)           Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors in writing of the suspension of their rights under paragraph (c) of Section 3.05, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph

(c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions hereof and of Section 3.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c)           Subject to Section 6.15, upon the occurrence and during the continuance of an Event of Default and with notice to the Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive; provided, however, that, unless otherwise directed by the Majority Holders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights.  To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d)           Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02             Uniform Commercial Code and Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such

Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (c) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code of any relevant jurisdiction or other applicable law.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times and at a time and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a bona fide written agreement to purchase the Collateral or any portion thereof entered into by the Collateral Agent in good faith shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Each Grantor irrevocably (until the Termination Date) makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion or upon the instruction of the Majority Holders, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent or Majority Holders deem advisable.  All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.03             Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall remit the proceeds of any collection, sale, foreclosure or other realization upon any Collateral to the Trustee to be used by the Trustee to satisfy the Obligations in accordance with Section 7.10 of the Indenture.

Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the

Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04             Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the Termination Date), nonexclusive license, subject in all respects to any existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding that such Event of Default may be subsequently cured or cease to exist.

SECTION 4.05             Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof, Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.06             Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee, on behalf of the Secured Parties, under this Agreement shall be subject to the Intercreditor Agreement, if any, as in effect from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 4.07             Exercise of Control.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees that it will not (nor will it direct any agent acting as a trustee or other agent as secured party pursuant to the Intercreditor Agreement or any “control agreement” to) deliver any notice of control or issue any entitlement orders or instructions over any Account or any other deposit or securities account of any Grantor subject to a “control agreement”.  Upon the cure or written waiver of such Event of Default in accordance with the Note Documents and provided that no Event of Default then exists, the Collateral Agent will (or will direct any agent acting as a trustee or other agent as secured party pursuant to the Intercreditor Agreement or any “control agreement” to) deliver a termination of any notice of control previously sent by the Collateral Agent, and hereby agrees to no longer issue any entitlement orders or instructions with respect to, any Account or any other deposit or securities account of such Grantor over which control was previously exercised in respect of such prior Event of Default.

ARTICLE V

[Reserved]

ARTICLE VI

Miscellaneous

SECTION 6.01             Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.02 of the Indenture.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 14.02 of the Indenture.

SECTION 6.02             Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower and Guarantors in the Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents and the issuance of any Notes, regardless of any investigation made by any Holder or on its behalf and notwithstanding that the Trustee, Collateral Agent or any Holder may have had notice or knowledge of any Default or incorrect representation or warranty, and shall continue in full force and effect until the Termination Date.

SECTION 6.03             Binding Effect; Several Agreement.  This Agreement shall become effective as to the Borrower or any Guarantor when a counterpart hereof executed on behalf of the Borrower or such Guarantor, as applicable, shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Borrower or such Guarantor, as applicable, and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Borrower or such Guarantor, as applicable, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that neither the Borrower nor any Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as contemplated or permitted by this Agreement or the Indenture.  This Agreement shall be construed as a separate agreement with respect to the Borrower and each Guarantor and may be amended, modified, supplemented, waived or released with respect to the Borrower or any Guarantor without the approval of any other of the Borrower and the Guarantors and without affecting the obligations of any other of the Borrower and the Guarantors hereunder.

SECTION 6.04             Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05             Collateral Agent’s Fees and Expenses; Indemnification.  The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity in connection with the actions taken hereunder.  Each Grantor hereby agrees to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents against and from any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement, any exercise of remedies hereunder or any other action taken or omitted by them hereunder, except to the extent a court holds in final and nonappealable judgment that such claims, actions, liabilities, costs and expenses directly resulted from the gross negligence or willful misconduct of such indemnified Persons.  The provisions of this Section 6.05 shall survive the Termination Date.

SECTION 6.06             Collateral Agent Appointed Attorney-in—Fact.  Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable (until the Termination Date) and coupled with an interest; provided, however, that the Collateral Agent shall not execute on behalf of Grantors any application or other instrument to be submitted to the FCC.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court in a final and nonappealable judgment.  The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

SECTION 6.07             Applicable Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 6.08             Waivers; Amendment.  (a) No failure or delay by the Collateral Agent, the Trustee or any Holder in exercising any right or power hereunder or under any other Note Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Note Document or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the purchase of a Note shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.  Except as otherwise provided herein, no notice or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and any of the Borrower and the Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 10 of the Indenture.

SECTION 6.09             WAIVER OF JURY TRIAL.  EACH PARTY HERETO, AND EACH OTHER SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

SECTION 6.10             Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Note Document should be held invalid, illegal or unenforceable in any respect by any court or governmental authority of competent jurisdiction (including but not limited to the FCC), the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.11             Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.03.  Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.12             Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.13             Jurisdiction; Consent to Service of Process.  (a) Each of the parties hereto, and the other Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and the other Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto and the other Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Note Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Note Documents against the Borrower or any Guarantor or their respective properties in the courts of any jurisdiction.

(b)           Each of the parties hereto and the other Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Note Documents in any New York State or Federal court described in clause (a).  Each of the parties hereto and the other Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each of the parties hereto and the other Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 14.02 of the Indenture.  Nothing in this Agreement or any other Note Document will affect the right of any party to this Agreement or any other Secured Party to serve process in any other manner permitted by law.

SECTION 6.14             Termination or Release.  (a) This Agreement, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate on the Termination Date.

(b)           A Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Guarantor ceases to be a Guarantor under the Indenture.

(c)           Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture to any person that is not the Borrower or a Grantor, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral in accordance with the terms of the Indenture, the Security Interest in such Collateral shall be automatically released,

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s sole expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.14 shall be without recourse to or representation or warranty by the Collateral Agent (other than any representation and warranty that the Collateral Agent has the authority to execute and deliver such documents) or any Secured Party.  Without limiting the provisions of Section 6.05, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 6.14.

(e)           At any time that the respective Grantor desires that the Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c).  The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 6.14.

SECTION 6.15             FCC Compliance.  (a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer of control of an entity holding any FCC License or an assignment of any FCC License requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.  In addition, the parties acknowledge that the voting rights of the Pledged Stock in such an entity shall remain with the relevant Grantor thereof even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of voting rights by a purchaser at a public or private sale of such Pledged Stock or the exercise of such rights by the Collateral Agent or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

(b)           If an Event of Default shall have occurred and is continuing, each Grantor shall take any action which the Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to effectuate any transfer of control of any Grantor or any assignment of the Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing.  To enforce the provision of this Section 6.15, the Collateral Agent is empowered to seek from the FCC and any other governmental authority, to the extent required by applicable law or government regulation, consent to or approval of any voluntary or involuntary transfer of control of any entity whose Collateral is subject to this Agreement or any voluntary or involuntary assignment of the Collateral, in each case for the purpose of seeking a bona fide purchaser of some or all of the Collateral.  Each Grantor agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any application and such other forms, and in providing any information that may be necessary or useful in obtaining the FCC’s consent to the transfer of control or assignment of the Collateral.  Each Grantor hereby irrevocably (x) consents to any such voluntary or involuntary transfer of control or assignment after and during the continuation of an Event of Default and, without limiting any rights of the Collateral Agent under this Agreement, to the Collateral Agent’s right to appoint a trustee or receiver to acquire or assume control of the Collateral, subject only to required judicial, FCC or other consents required by governmental authorities, in order to effectuate the transactions contemplated by this Section 6.15 and (y) waives any right such Grantor may have to object to the appointment of such trustee or receiver, such Grantor acknowledging that the Collateral Agent’s uncontested right to have a trustee or receiver appointed for the foregoing purposes is considered essential by Holders in connection with the enforcement of their rights and remedies hereunder and was a material factor in inducing Holders to participate in the Exchange Offer and/or hold the Notes.  Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement.  Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other governmental authority required to effectuate the foregoing.

(c)           Without limiting the obligations of any Grantor hereunder and the rights of the Collateral Agent hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence (and during the continuance) of an Event of Default, should fail or refuse for any reason whatsoever, to sign (within five (5) Business Days of a request by Collateral Agent) any application to the FCC or any other governmental authority which is necessary or useful for the exercise of any remedy by Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk or other designee of any court of competent jurisdiction without notice to such Grantor pursuant to court order.

SECTION 6.16             Additional Parties.  Pursuant to Section 5.20 of the Indenture, each Guarantor that was not in existence or not a Guarantor on the Closing Date is required to enter into this Agreement as a Grantor within such periods set forth in the Indenture.  Upon execution and delivery by the Collateral Agent and such Guarantor of a supplement in the form of Exhibit A hereto, such Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of the Borrower or any other Guarantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.17             Security Interest and Obligations Absolute.  Subject to Section 6.14 hereof, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of the Indenture), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Grantor, (e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Note Document except as specifically set forth in a waiver, forbearance, consent or amendment granted pursuant to the provisions of Section 6.08 hereof, or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FIBERTOWER CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER NETWORK SERVICES CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER SOLUTIONS CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

ART LICENSING CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

ART LEASING, INC.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

[SIGNATURE PAGE TO COLLATERAL AGREEMENT]

TELIGENT SERVICES ACQUISITION, INC.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

[SIGNATURE PAGE TO COLLATERAL AGREEMENT]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

[SIGNATURE PAGE TO COLLATERAL AGREEMENT]

Schedule I to the
Collateral Agreement

SUBSIDIARY GUARANTORS

FiberTower Network Services Corp.

FiberTower Solutions Corporation

ART Licensing Corp.

ART Leasing, Inc.

Teligent Services Acquisition, Inc.

Schedule II to the
Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number of Class of Equity Interest	Percentage of Equity Interests
FiberTower Network Services Corp.	001	FiberTower Corporation	1,000	100%
ART Leasing, Inc.	001	FiberTower Corporation	100	100%
ART Licensing Corp.	001	FiberTower Corporation	1,000	100%
FiberTower Solutions Corporation	001	FiberTower Corporation	1,000	100%
Teligent Services Acquisition, Inc.	001	FiberTower Corporation	1,000	100%

PLEDGED DEBT SECURITIES

None

Schedule III to the
Collateral Agreement

COPYRIGHTS OWNED BY GRANTORS

U.S. Copyright Registrations

None.

PATENTS OWNED BY GRANTORS

U.S. Patents

None.

TRADEMARKS OWNED BY GRANTORS

U.S. Trademark Applications

Owner	Application Number	Trademark

FiberTower Solutions Corporation	78/752956	MuniFrame

Schedule IV to the
Collateral Agreement

UCC FILING OFFICES

Delaware Secretary of State

Schedule V to the
Collateral Agreement

UCC INFORMATION

Legal Name	Jurisdiction	Mailing Address	Organizational Identification Number	Federal Taxpayer Identification Number
FiberTower Corporation	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	2348373	52-1869023

FiberTower Network Services Corp.	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	3261371	52-2312256

FiberTower Solutions Corporation	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	3971695	20-3363366

ART Licensing Corp.(1)	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	2492713	52-1933157

ART Leasing, Inc.(2)	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	2852604	91-2048517

Teligent Acquisition Services, Inc.	Delaware	185 Berry St., Suite 4800 San Francisco, CA 94107	3910608	20-2303658

(1) Pending name change to FiberTower Licensing Corp.

(2) Pending name change to FiberTower Broadband Corp.

Prior Names:

None

Schedule VI to the
Collateral Agreement

COMMERCIAL TORT CLAIMS, CHATTEL PAPER AND INSTRUMENTS

None.

Exhibit A to the
Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Collateral Agreement dated as of December 7, 2009 (the “Collateral Agreement”), among FIBERTOWER CORPORATION, a Delaware corporation (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary of Borrower, a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.            Reference is made to the Indenture dated as of December 7, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Borrower, certain Subsidiaries of the Borrower party thereto, Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”).

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Collateral Agreement, as applicable.

C.            The Grantors have entered into the Collateral Agreement in order to induce the Holders to purchase Notes.  Section 6.16 of the Collateral Agreement provides that certain additional Restricted Subsidiaries of the Borrower may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned subsidiary (the “New Party”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Party agree as follows:

SECTION 1.           In accordance with Section 6.16 of the Collateral Agreement, the New Party by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Party hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that it has become a Guarantor under the Indenture and that the representations and warranties made by it as a Grantor under the Collateral Agreement are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof).  In furtherance of the foregoing, the New Party, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Party’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Party.  Each reference to a “Grantor” or a “Guarantor” in the Collateral Agreement shall be deemed to include the New Party.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Party represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3.           This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Party and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.           The New Party hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Party, (ii) any and all United States federal registrations and pending applications for Trademarks, Patents and Copyrights now owned by the New Party, (iii) any and all Commercial Tort Claims of such New Party, and (iv) any and all Instruments and Chattel Paper held by such New Party meeting the thresholds required by Section 3.04 of the Collateral Agreement, and (b) set forth under its signature hereto, is the true and correct legal name of the New Party and its jurisdiction of organization.

SECTION 5.           Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.           All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 14.02 of the Indenture.  All communications and notices hereunder to the New Party shall be given to it in care of the Borrower as provided in Section 14.02 of the Indenture.

SECTION 9.           The New Party agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement (including reasonable fees and disbursements of counsel), and to indemnify it, in accordance with Section 6.05 of the Collateral Agreement.

IN WITNESS WHEREOF, the New Party and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW PARTY]

By:
Name:
Title:

Address:
Legal Name:
Jurisdiction of Formation:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

Collateral of the New Party

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

COMMERCIAL TORT CLAIMS

INSTRUMENTS

CHATTEL PAPER

COPYRIGHTS OWNED BY GRANTORS

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

TRADEMARKS OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.